UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2007

HELIX BIOMEDIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
22118 20th Avenue SE, Suite 204
Bothell, Washington 98021
(425) 402-8400
(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Effective as of April 18, 2007, Helix BioMedix, Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with DermaVentures, LLC (“DermaVentures”), an Illinois limited liability company in which the Company owns a 25% membership interest pursuant to the DermaVentures Operating Agreement (the “Operating Agreement”). Pursuant to the License Agreement, the Company granted to DermaVentures a non-exclusive license under certain Company patents and related technology to formulate certain proprietary Company peptides into cosmetic and over-the-counter personal care products and to market and sell those products in North and Central America. The initial term of the License Agreement is five years. In consideration for the license, DermaVentures agreed to pay royalties to the Company on its sales of products containing proprietary Company peptides as set forth in the License Agreement.
In addition, effective as of April 18, 2007, the Company entered into a Management Services Agreement (the “Services Agreement”) with DermaVentures and RMS Group, LLC, a member and the sole manager of DermaVentures (“RMS”). Pursuant to the Services Agreement, the Company agreed to provide certain management services to DermaVentures in exchange for a management fee of $400,000 payable as a cash flow distribution to the Company in connection with its ownership interest in DermaVentures after $1,200,000 in cash flow is distributed to RMS. The Company may terminate the Services Agreement upon 30 days prior written notice to the other parties, at which time the Company’s membership interest in DermaVentures shall be reduced to 10%; provided, however, that during the first year after the effective date, the Company may only terminate the Services Agreement for cause. Either DermaVentures or RMS may terminate the Services Agreement at any time with or without cause upon 30 days prior written notice to the Company, at which time the Company’s membership interest in DermaVentures shall be reduced to 10% unless the Company agrees to bear the costs for any necessary replacement management services thereafter. A material default under any of the Operating Agreement, License Agreement or Services Agreement shall constitute a default under the other agreements.
Lori H. Bush, the Company’s Chief Operating Officer, is the Chief Executive Officer of DermaVentures and a member of BKB Partners, LLC, a member and the sole manager of RMS (“BKB”). Ms. Bush will also be providing management services to DermaVentures on behalf of the Company pursuant to the Services Agreement. Ralph Katz, a former consultant to the Company and former member of the Company’s Board of Directors, is a member and the sole manager of BKB. In addition, Barry L. Seidman, a member of the Company’s Board of Directors and the beneficial owner of 8.4% of the Company’s outstanding common stock as of March 19, 2007, is a member of RMS, as are Frank T. Nickell, the beneficial owner of 29.3% of the Company’s outstanding common stock as of March 19, 2007, and a number of the Company’s other stockholders.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated April 23, 2007, issued by Helix BioMedix, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.
Dated: April 24, 2007	By:	/S/David H. Kirske
David H. Kirske
Vice President and Chief Financial Officer